UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2013

Merisel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-17156	95-4172359
(Commission File Number)	(IRS Employer Identification No.)

132 W. 31th Street, 5th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-4800

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2013, Merisel, Inc. (the “Company”) and Saints Capital Granite, L.P., the majority stockholder of the Company (“Saints”), entered into a Note Purchase Agreement (the “Purchase Agreement”) for the provision of up to $750,000 in financing for the general corporate and working capital needs of the Company. The Purchase Agreement provided for the issuance and sale of a 10% Convertible Subordinated Note (the “Note”), due August 31, 2015, in the original principal amount of $750,000 to Saints. The Note was issued and funding was received on February 4, 2013.

The Note accrues interest at 10% per annum and matures on August 31, 2015. Interest on the Note is payable in kind through increasing the outstanding principal amount of the Note or, at the Company’s option, it may pay interest quarterly in cash. The Note will not be convertible prior to March 31, 2013. After March 31, 2013, at Saints’ option, the Note is convertible, in whole or in part, into shares of Common Stock of Merisel at a conversion price that is the greater of (a) $0.10 or (b) an amount equal to (x) EBITDA for the twelve months ended March 31, 2013 multiplied by six and one-half (6.5), less amounts outstanding under that certain Revolving Credit and Security Agreement among PNC Bank, the Company and the Company’s subsidiaries, and liabilities relating to the outstanding redeemable Series A Preferred Stock and the Note or other indebtedness for borrowed money, in each case, as of March 31, 2013, plus the Company's closing cash balance as of March 31, 2013 and (y) divided by the number of shares of Common Stock outstanding as of the fiscal quarter ended on March 31, 2013. The Note is unsecured. It may be redeemed, in whole or in part, at any time prior to March 31, 2013, so long as the Company’s outstanding Series A Preferred Stock has been redeemed, at a redemption price equal to two and one-half times the outstanding principal amount of the Note, plus accrued interest. The Purchase Agreement contains customary closing conditions, including the accuracy of both parties’ representations and warranties.

The Purchase Agreement and the issuance and sale of the Note were reviewed, negotiated and approved by a Special Committee of the board of directors, consisting of an independent director, who was charged with representing the interests of unaffiliated stockholders of the Company. The Special Committee retained independent legal counsel and financial advisers in connection with its review and approval of the described transaction.

The foregoing description of the Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this report and incorporated in its entirety by reference into this Item 1.01.

In connection with the Purchase Agreement, on February 4, 2013, the Company and Saints entered into Amendment No. 2 to the Registration Rights Agreement (the “Amendment”) which amended the Registration Rights Agreement, dated as of February 4, 2011 (as amended by Amendment No. 1 to Registration Rights Agreement, dated as of August 20, 2012, by and among the Company, Saints Capital VI, L.P., as successor to the interests of Phoenix Acquisition Company II, L.L.C, and Saints, the “Registration Rights Agreement”), by and between the Company and Saints. Pursuant to the Amendment, the definition of “Holder Common Stock” in Section 1.1 of the Registration Rights Agreement was revised to specifically include all shares of Common Stock held by Saints including, but not limited to, shares of Common Stock acquired by a Holder upon conversion of the Note.

The description of the Amendment is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 10.2 to this report and incorporated in its entirety by reference into this Item 1.01.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this report is incorporated herein by reference.

ITEM 3.02.     UNREGISTERED SALE OF EQUITY SECURITIES

On February 4, 2013, in connection with the entry into the Purchase Agreement as described in Item 1.01 above, the Company sold and issued the Note to Saints in exchange for $750,000. The Company relied on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, to issue and sell the Note.

The description of the Note is qualified in its entirety by the terms and conditions of the Note, which is filed as Exhibit 4.1 to this report and incorporated in its entirety by reference into this Item 3.02.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

Exhibit No.	Description

4.1	10% Convertible Note, due August 31, 2015, issued by Merisel, Inc. on February 4, 2013, in favor of Saints Capital Granite, L.P. in the original principal amount of $750,000.

10.1	Note Purchase Agreement, dated as of February 4, 2013, by and between Merisel, Inc. and Saints Capital Granite, L.P.

10.2	Amendment No. 2 to Registration Rights Agreement, dated as of February 4, 2013, by and among Merisel, Inc. and Saints Capital Granite, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MERISEL, INC.

Date: February 8, 2013	By:	/s/ Victor L. Cisario

Victor L. Cisario

Chief Financial Officer